As filed with the Securities and Exchange Commission on April 17, 2001

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-8
Registration Statement Under the Securities Act of 1933

DOT COM ENTERTAINMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

58-2466312
(I.R.S. Employer Identification No.)

150 Randall Street
Oakville, Ontario
Canada L6J 1P4
(905) 337-8524
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2000 Stock Option Plan
______________________

(Full title of the plan)
______________________

Scott F. White
President and Chief Executive Officer
Dot Com Entertainment Group, Inc.
150 Randall Street
Oakville, Ontario
Canada L6J 1P4
(905) 337-8524

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Calculation of Registration Fee
Title of securities   Amount to be      Proposed            Proposed             Amount of
to be registered      registered (1)    maximum offering    maximum              registration fee
                                        price per share (2) aggregate offering
                                                            price (2)
-------------------   ----------------  ------------------- -------------------  ----------------
Common Stock          4,067,500 Shares  $.75 - $3.00        $ 6,817,475          $ 1,704
without par value
-------------------   ----------------  ------------------- -------------------  ----------------
(1)	The number of shares are subject to adjustment pursuant to the anti-dilution provisions of the Dot Com Entertainment Group 2000 Stock Option Plan (“Plan”). Accordingly, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1). The offering price per share for the outstanding stock options is the exercise price of such options. The chart set forth below illustrates the calculation:

                            NUMBER OF SHARES     OFFERING PRICE     AGGREGATE
                                                   PER SHARE      OFFERING PRICE
Shares issuable pursuant
to outstanding options
under 2000 Stock Option
Plan:                         1,520,000             $3.00          $ 4,560,000
                              1,947,500             $ .75          $ 1,460,625
                                100,000             $2.50          $   250,000
Total                         3,567,500                            $ 6,270,625

Shares issuable pursuant
to unissued options under
2000 Stock Option Plan:         500,000            $ 1.09          $   546,850
Total                         4,067,500                            $ 6,817,475

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        Dot Com Entertainment Group (the “Company”) hereby incorporates by reference into this Registration Statement the following documents:

        (a)  The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000;

        (b)  All other reports filed by the Company pursuant to Section 13 (a) or15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

        (c)  The description of the Company’s common stock contained in the Registration Statement on Form 10-SB12G/A, dated October 25, 1999 filed under Section12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        (d)  In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which registers the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing from the date of filing of such documents.

Item 4.  Description of Securities

        Not applicable.

Item 5.  Interests of Named Experts and Counsel

        Not applicable.

Item 6.  Indemnification of Directors and Officers

        The Corporation Laws of the State of Florida and the Company’s Bylaws provide for indemnification of the Company’s directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the directors is limited as provided in the Company’s Articles of Incorporation.

Item 7.  Exemption from Registration Claimed

        Not applicable.

Item 8.  Exhibits

 Exhibit Number                        Description

      3.1           Articles  of  Incorporation  of  the  Company,  as  amended,
                    (incorporated  by reference to Exhibit 3.1 to the  Company's
                    Form 10SB12G filed July 2, 1999).

      3.2           By-Laws  of  the  Company,  as  amended,   (incorporated  by
                    reference to Exhibit 3.2 to the Company's Form 10SB12G filed
                    July 2, 1999).

      3.3           Dot Com Entertainment Group, Inc. 2000 Stock Option Plan.

      5.1           Opinion of Hodgson Russ LLP

      24.1          Consent of McGladrey & Pullen, LLP

      24.2          Consent of Freed, Maxick, Sachs & Murphy, P.C.

      24.3          Consent of Hodgson Russ LLP (included in Exhibit 5.1)

Item 9.  Undertakings

        A.  The Company hereby undertakes:

                (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

                        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

                (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer of controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 17th day of April, 2001.

DOT COM ENTERTAINMENT GROUP, INC. By: /s/ Scott F. White Name: Scott F. White Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                            TITLE                                       DATE

/s/ Scott F. White               President, Chief Executive Officer              April 17,  2001
--------------------------       and Director (Principal Executive Officer)
Scott F. White

/s/ Andre Kern                   Chief Financial Officer                         April 17,  2001
--------------------------       (Principal Financial and Accounting Officer)
Andre Kern

/s/ Ken Lusk                     Director and Chairman                           April 17,  2001
--------------------------
Ken Lusk

/s/ George White                 Director                                        April 17,  2001
--------------------------
George White

/s/ Perry Malone                 Director                                        April 17,  2001
--------------------------
Perry Malone

/s/ John Reilly                  Director                                        April 17,  2001
--------------------------
John Reilly

EXHIBIT INDEX

EXHIBIT NUMBER                     DESCRIPTION

    3.1             Articles  of  Incorporation  of  the  Company,  as  amended,
                    (incorporated   by   reference   to   Exhibit   3.1  to  the
                    Company’s Form 10SB12G filed July 2, 1999).

    3.2             By-Laws  of  the  Company,  as  amended,   (incorporated  by
                    reference to Exhibit 3.2 to the Company’s  Form 10SB12G
                    filed July 2, 1999).

    3.3             Dot Com Entertainment Group, Inc. 2000 Stock Option Plans

    5.1             Opinion of Hodgson Russ LLP

   24.1             Consent of McGladrey & Pullen, LLP

   24.2             Consent of Freed, Maxick, Sachs & Murphy, P.C.

   24.3             Consent of Hodgson Russ LLP (included in Exhibit 5.1)